                                                                     EXHIBIT 4.3


                                TEKNI-PLEX, INC.

                                   $75,000,000

                 11 1/4% Senior Subordinated Securities due 2007


                               Purchase Agreement



April 1, 1997

J.P. Morgan Securities Inc.
60 Wall Street
New York, New York  10260-0060

Ladies and Gentlemen:

         Tekni-Plex, Inc., a corporation formed under the laws of Delaware (the "Company"), proposes to issue and sell to J.P. Morgan Securities Inc. (the "Initial Purchaser") $75,000,000 principal amount of its 11 1/4% Senior Subordinated Securities due 2007 (the "Notes"). The Notes will be issued pursuant to the provisions of an Indenture to be dated as of April 1, 1997 (the "Indenture") among the Company, the Guarantor (as defined) and Marine Midland Bank, as trustee (the "Trustee"). The Notes will be guaranteed (the "Guarantee" and, collectively with the Notes, the "Securities") on a senior subordinated basis by Dolco Packaging Corp., a Delaware corporation (the "Guarantor").

         The sale of the Securities to the Initial Purchaser will be made without registration of the Securities under the Securities Act of 1933, as amended (the "Act"), in reliance upon the exemption therefrom provided by
Section 4(2) of the Act. Holders of the Securities will have the benefits of a Registration Rights Agreement to be dated as of April 4, 1997 among the Company, the Guarantor and the Initial Purchaser (the "Registration Rights Agreement").

         The Company and the Guarantor hereby agree with the Initial Purchaser as follows:

         1. The Company agrees to issue and sell the Notes and the Guarantor agrees to issue the Guarantee to the Initial Purchaser as hereinafter provided, and the Initial Purchaser, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase from the Company all of the Securities at a price (the "Purchase Price") equal to 97% of their principal amount. No additional consideration shall be paid by the Initial Purchaser for the Guarantee.

         2. The Company and the Guarantor understand that the Initial Purchaser intends (x) to offer privately the Securities as soon after this Agreement has become effective as in the
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judgment of the Initial Purchaser is advisable and (y) initially to offer the
Securities upon the terms set forth in the Offering Memorandum (as defined below).

         The Company and the Guarantor confirm that they have authorized the Initial Purchaser, subject to the restrictions set forth below, to distribute copies of the Offering Memorandum in connection with the offering of the Securities. The Initial Purchaser hereby makes to the Company and the Guarantor the following representations and agreements:

                  (i) it is a qualified institutional buyer within the meaning of Rule 144A under the Act; and

                  (ii) (A) it will not solicit offers for, or offer to sell, the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act (B) it will solicit offers for the Securities only from, and will offer, sell or deliver the Securities only to, (1) persons whom it reasonably believes to be "qualified institutional buyers" within the meaning of Rule 144A under the Act to whom notice has been given that such offer, sale or delivery is being made in reliance on Rule 144A in transactions under Rule 144A, (2) institutions which it reasonably believes are "accredited investors" as defined in Rule 501(a)(1), (2),
         (3) or (7) of Regulation D under the Act ("Accredited Investors") who, in the case of purchasers described in this clause (B)(2), purchase not less than $250,000 principal amount of Securities for their own account and for any discretionary account for which they are acquiring Securities and provide it a letter in the form of Annex A to the Offering Memorandum or (3) upon the terms and conditions set forth in Annex I to this Agreement, and (C) it is not purchasing with a view to or for offer or sale in connection with any distribution that would be in violation of federal or state law.

         3. Payment for the Securities shall be made by wire transfer in immediately available funds, to the account specified by the Company to the Initial Purchaser no later than noon on the Business Day (as defined below) prior to the Closing Date (as defined below), on April 4, 1997, or at such other time on the same or such other date, not later than the fifth Business Day thereafter, as the Initial Purchaser and the Company may agree upon in writing. The time and date of such payment are referred to herein as the "Closing Date". As used herein, the term "Business Day" means any day other than a day on which banks are permitted or required to be closed in New York City.

         Payment for Securities sold in reliance on Rule 144A under the Securities Act or in offshore transactions in reliance on Regulation S under the Securities Act shall be made against delivery to the nominee of The Depository Trust Company for the account of the Initial Purchaser of one or more global notes representing the Securities (collectively, the "Global Notes"), with any transfer taxes payable in connection with the transfer to the Initial Purchaser of the Securities duly paid by the Company. Payment for Securities sold to Accredited Investors shall be made against delivery to the Initial Purchaser of one or more certificated notes ("Certificated Notes") registered in such names and in such denominations as the Initial Pur-



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chaser shall request in writing not later than two full Business Days prior to the Closing Date, with any transfer taxes payable in connection with the transfer to the Initial Purchasers of such Securities duly paid by the Company. The Global Notes and the Certificated Notes will be made available for inspection by the Initial Purchaser at the office of J.P. Morgan Securities Inc. at the address set forth above not later than 1:00 P.M., New York City time, on the Business Day prior to the Closing Date.

         4. Each of the Company and the Guarantor represents and warrants to the Initial Purchaser that:

                  (a) A preliminary offering memorandum, dated March 14, 1997 (the "Preliminary Offering Memorandum") and an offering memorandum, dated April 1, 1997 (the "Offering Memorandum") have been prepared in connection with the offering of the Securities. Any reference to the Preliminary Offering Memorandum or the Offering Memorandum shall be deemed to refer to and include any Rule 144A(d)(4) Information (as defined in Section 5(m)) furnished by the Company prior to the completion of the distribution of the Securities. The Preliminary Offering Memorandum or the Offering Memorandum and any amendments or supplements thereto did not and will not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation and warranty does not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing by the Initial Purchaser relating to the Initial Purchaser to the Company expressly for use in the Preliminary Offering Memorandum, the Offering Memorandum or any amendment or supplement thereto;

                  (b) the financial statements, and the related notes thereto, included in the Offering Memorandum present fairly the consolidated financial position of the Company and its consolidated subsidiary, as of the dates indicated and the results of their operations and the changes in their consolidated cash flows for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles and practices applied on a consistent basis; and the pro forma financial information, and the related notes thereto, included in the Offering Memorandum are based upon good faith estimates and assumptions believed by the Company to be reasonable;

                  (c) since the respective dates as of which information is given in the Offering Memorandum, except as otherwise stated therein, there has not been any material change in the capital stock or long-term debt of the Company or its subsidiary, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, prospects, financial position, stockholders' equity or results of operations of the Company and the Guarantor, taken as a whole, otherwise than as set forth or contemplated in the Offering Memorandum; and except as set forth or contemplated in the Offering Memorandum, neither the Company nor the


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         Guarantor has entered into any transaction or agreement (whether or not in the ordinary course of business) material to the Company and the Guarantor, taken as a whole;

                  (d) the Company has been duly incorporated and is validly existing as a corporation under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Memorandum, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Company and the Guarantor, taken as a whole;

                  (e) the Company has no subsidiary other than the Guarantor; the Guarantor has been duly incorporated and is validly existing as a corporation under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Memorandum, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which its owns or leases properties or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Company and the Guarantor, taken as a whole; and all the outstanding shares of capital stock of the Guarantor has been duly authorized and validly issued, are fully-paid and non-assessable under the corporate laws of the state of incorporation, and (except as described in the Offering Memorandum) are owned by the Company free and clear of all liens, encumbrances, security interests and claims;

                  (f) this Agreement has been duly authorized, executed and delivered by each of the Company and the Guarantor;

                  (g) the Registration Rights Agreement has been duly authorized by each of the Company and the Guarantor, and when executed and delivered by them and (assuming the due authorization, execution and delivery by the other party thereto) will constitute a valid agreement of each of the Company and the Guarantor and, subject to (i) the effect of applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws affecting creditors' rights generally, (ii) general principles of equity and (iii) principles of public policy limiting the rights to enforce indemnification provisions (clauses (i), (ii) and (ii) being referred to herein as the "Creditors' Rights Limitations"), will be binding and will be enforceable in accordance with its terms; and will conform, in all material respects, to the description thereof in the Offering Memorandum;

                  (h) the Notes have been duly authorized by the Company, and when issued and delivered pursuant to this Agreement, will have been duly executed, issued and delivered and, when the Notes are authenticated by the Trustee in accordance with the


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         terms of the Indenture (assuming the due authorization, execution and delivery by the Trustee) and are delivered to and paid for by the Initial Purchaser in accordance with the terms of this Agreement, will constitute valid obligations of the Company entitled to the benefits provided by the Indenture and, subject to the Creditors' Rights Limitations, will be binding and will be enforceable in accordance with their terms; the Indenture has been duly authorized and, when executed and delivered by each of the Company and the Guarantor (assuming the due authorization, execution and delivery by the Trustee), the Indenture will constitute a valid instrument of the Company and, subject to the Creditors' Rights Limitations, will be binding and will be enforceable in accordance with its terms; and the Securities and the Indenture will conform, in all material respects, to the descriptions thereof in the Offering Memorandum;

                  (i) the Guarantee has been duly authorized by the Guarantor, and when the Notes are issued and delivered pursuant to this Agreement, will have been duly executed and delivered and, when the Notes are authenticated by the Trustee in accordance with the terms of the Indenture (assuming the due authorization, execution and delivery by the Trustee) and are delivered to and paid for by the Initial Purchaser in accordance with the terms of this Agreement, will constitute a valid obligation of the Guarantor and, subject to the Creditors' Rights Limitations, will be binding and will be enforceable in accordance with its terms; the Indenture has been duly authorized by the Guarantor and, when executed and delivered by each of the Guarantor and the Company (assuming the due authorization, execution and delivery by the Trustee), the Indenture will constitute a valid instrument of Guarantor and, subject to the Creditors' Rights Limitations, will be binding and will be enforceable in accordance with its terms;

                  (j) none of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations G, T, U, and X of the Board of Governors of the Federal Reserve System;

                  (k) neither the Company nor the Guarantor is, or with the giving of notice or lapse of time or both would be, in violation of or in default under its Certificate of Incorporation or By-Laws or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or the Guarantor is a party or by which it or the Guarantor or any of their respective properties is bound, except for violations and defaults which individually and in the aggregate are not material to the Company and the Guarantor, taken as a whole or to the holders of the Securities as such; the issue and sale of the Securities and the performance by each of the Company and the Guarantor of all of the provisions of their obligations under the Securities, the Indenture, the Registration Rights Agreement and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or the Guarantor is a party or by which the Company or the Guar-antor is bound or to which any of the property or assets of the Company or the Guarantor is subject, nor will any such action result in any violation of the provisions of the Certificate of Incorporation or By-Laws of the Company or the Guarantor or (assuming the accuracy of the representations by, and compliance with the agreements of, the Initial Purchaser set forth in paragraph 2 of this Agreement) any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, the Guarantor or any of their respective properties; and no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company or the Guarantor of the transactions contemplated by this Agreement or the Indenture, except such consents, approvals, authorizations, registrations or qualifications as may be required under any state securities or Blue Sky Laws in connection with the purchase and distribution of the Securities by the Initial Purchaser;

                  (l) other than as set forth or contemplated in the Offering Memorandum, there are no legal or governmental investigations, actions, suits or proceedings pending or, to the knowledge of the Company or the Guarantor, threatened against or affecting the Company or the Guarantor or any of their respective properties or to which the Company or the Guarantor is or may be a party or to which any property of the Company or the Guarantor is or may be the subject which, if determined adversely to the Company or the Guarantor, could individually or in the aggregate have, or reasonably be expected to have, a material adverse effect on the business, prospects, financial position, stockholders' equity or results of operations of the Company and the Guarantor, taken as a whole and, to the best of the Company's and the Guarantor's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

                  (m) neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Act ("Regulation D")) of the Company has directly, or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration under the Act of the offering contemplated by the Offering Memorandum;

                  (n) neither the Company, the Guarantor nor any person (other than the Initial Purchaser, as to which the Company makes no representation) acting on their behalf has offered or sold the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Act or, with respect to Securities sold outside the United States to non-U.S. persons (as defined in Rule 902 under the Act), by means of any directed selling efforts within the meaning of Rule 902 under the Act and the Company, the Guarantor and any of their affiliates and any person (other than the Initial Purchaser) acting on their behalf has complied with and will implement the "offering restriction" within the meaning of such Rule 902;



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                  (o) the Company is not, and will not be after giving effect to the offering and sale of the Securities to be sold and the application of the proceeds from such sale (as described in the Offering Memorandum under the caption "Use of Proceeds"), an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended;

                  (p) assuming that the representations of the Initial Purchaser set forth in paragraph 2 of this Agreement are true, correct and complete and assuming compliance by the Initial Purchaser with its agreements in paragraph 2 of this Agreement, and assuming that the representations contained in the accredited investor letter (substantially in the form of Annex A to the Offering Memorandum) completed by Accredited Investors purchasing Securities are true and correct as of the Closing Date, and assuming compliance by such Accredited Investors with the agreements in such letter, it is not necessary in connection with the offer, sale and delivery of the Securities in the manner contemplated by this Agreement to register the Securities under the Act or to qualify an indenture under the Trust Indenture Act of 1939, as amended (the "TIA");

                  (q) the Securities satisfy the requirements set forth in Rule 144A(d)(3) under the Act;

                  (r) BDO Seidman, LLP and Rich Baker Berman & Co., P.A., who have certified certain financial statements of the Company and its subsidiaries and Coopers & Lybrand L.L.P. who have certified certain financial statements of Dolco Packaging Corporation, are independent public accountants as required by the Act;

                  (s) the Company and the Guarantor have good and marketable title in fee simple to all material items of real property and good and marketable title to all material personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are otherwise described or referred to in the Offering Memorandum or such as do not materially affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company and the Guarantor; and any real property and buildings held under lease by the Company and the Guarantor are held by them under valid, existing and enforceable leases (subject to the Creditors' Rights Limitations) with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or the Guarantor. The Company and the Guarantor own or possess, or have no reason to believe they cannot acquire on reasonable terms, adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how necessary to conduct the businesses now or proposed to be operated by them as described in the Offering Memorandum, except where the failure to own, possess or have the ability to acquire any such licenses or other rights could not, individually or in the aggregate, be reasonably expected to have a material adverse effect on the Company and the Guarantor, taken as a whole, and neither the Company nor the Guarantor has received any written or, to the best knowledge of the Company or the Guarantor, oral notice of infringement of or conflict with as-


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
         serted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how which, if such assertion of infringement or conflict were sustained, would have a material adverse effect on the business, prospects, financial position, stockholders' equity or results of operations of the Company and the Guarantor, taken as a whole;

                  (t) the Company has, to the extent required, complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida) relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba;

                  (u) the Company and its subsidiaries have filed all federal, state, local and foreign tax returns which have been required to be filed and have paid all taxes shown thereon and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith, except that the Guarantor has not filed tax returns for 1995 and for the pre-acquisition fiscal period ended February 21, 1996, which are currently in preparation, and except for the payment of the taxes to be shown thereon; such taxes for 1995 of the Guarantor have been estimate and accrued in the Guarantor's income statement for 1995 presented in the Offering Memorandum and such taxes for the fiscal period ended February 21, 1996 of the Guarantor have been estimated and accrued in the Guarantor's internal income statement for such fiscal period; and, except as disclosed in the Offering Memorandum and apart from the amounts to be shown as due on such tax returns of the Guarantor now being prepared (which in the aggregate will not exceed, by a material amount, the amount accrued therefor in such income statements), the Company has no knowledge of any tax deficiency which has been or might reasonably be expected to be asserted or threatened against the Company or the Guarantor;

                  (v) each of the Company and the Guarantor owns, possesses or has obtained all material licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities (including foreign regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as conducted as of the date hereof, except to the extent that the failure to so obtain or file, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the Company and the Guarantor, taken as a whole, and neither the Company nor the Guarantor has received any actual notice, or is not aware, of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization, except as described in the Offering Memorandum; and, each of the Company and the Guarantor is in compliance with all laws and regulations relating to the conduct of its business as of the date hereof;

                  (w) there are no existing or, to the best knowledge of the Company, threatened labor disputes with the employees of the Company or the Guarantor which are likely to have a material adverse effect on the Company and the Guarantor, taken as a whole;

                  (x) each of the Company and the Guarantor (i) is in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (iii) is in compliance or is in the process of complying with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company and the Guarantor, taken as a whole; associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company and the Guarantor, taken as a whole; and

                  (y) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is maintained, administered or contributed to by the Company or any affiliates of the Company for employees or former employees of the Company and its affiliates has been maintained, in all material respects, in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the "Code"); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan which is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA no "accumulated funding deficiency" as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan which is subject to Title IV of ERISA (excluding for these purposes accrued but unpaid contributions) exceeded the present value of all benefits accrued under such plan as determined pursuant to the actuarial report prepared by Coopers & Lybrand as of December 31, 1995.

         5. Each of the Company and the Guarantor covenants and agrees with the Initial Purchaser as follows:

                  (a) before distributing any amendment or supplement to the Offering Memorandum, to furnish to the Initial Purchaser a copy of the proposed amendment or supplement for review and not to distribute any such proposed amendment or supplement to which the Initial Purchaser reasonably objects;

                  (b) if, at any time prior to the completion of the initial placement of the Securities, any event shall occur as a result of which it is necessary to amend or supplement the Offering Memorandum in order that the Offering Memorandum does not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Offering Memorandum is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Offering Memorandum to comply with law, forthwith to prepare and furnish, at the expense of the Company, to the Initial Purchaser and to the dealers (whose names and addresses the Initial Purchaser will furnish to the Company) to which Securities may have been sold by the Initial Purchaser on behalf of the Initial Purchaser and to any other dealers upon request, such amendments or supplements to the Offering Memorandum as may be necessary so that the Offering Memorandum as so amended or supplemented will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Offering Memorandum is delivered to a purchaser, not misleading or so that the Offering Memorandum will comply with law;

                  (c) to cooperate with you and your counsel in connection with the registration or qualification of the Securities for offering and sale by the Initial Purchaser and by dealers under the securities or Blue Sky laws of such jurisdictions as you may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided that in no event shall the Company or the Guarantor be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to taxation or service of process in suits, other than those arising out of the Offering or sale of the Securities, in any jurisdiction where it is not now so subject;

                  (d) so long as the Securities are outstanding, to furnish to the Initial Purchaser copies of all reports or other communications (financial or other) furnished to holders of Securities, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange;

                  (e) during the period beginning on the date hereof and continuing to and including the Business Day following the Closing Date, not to offer, sell, contract to sell, or otherwise dispose of any debt securities of or guaranteed by the Company or the Guarantor which are substantially similar to the Securities;

                  (f) to use the net proceeds received by the Company from the sale of the Securities pursuant to this Agreement in the manner specified in the Offering Memorandum under the caption "Use of Proceeds";

                  (g) if requested by you, to use its best efforts to cause such Securities to be eligible for the PORTAL trading system of the National Association of Securities Dealer, Inc.;

                  (h) to furnish to the holders of the Securities as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the date of the Offering Memorandum), consolidated summary financial information of the Company and its subsidiaries of such quarter in reasonable detail;

                  (i) during the period of two years after the Closing Date, not to, and not to permit any of its "affiliates" (as defined in Rule 144 under the Act) to, resell any of the Securities which constitute "restricted securities" under Rule 144 that have been reacquired by any of them;

                  (j) whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all costs and expenses incident to the performance of their obligations hereunder, including without limiting the generality of the foregoing, all costs and expenses (i) incident to the preparation, issuance, execution, authentication and delivery of the Securities, including any expenses of the Trustee, (ii) incident to the preparation, printing and distribution of the Offering Memorandum and any preliminary offering memorandum (including in each case all exhibits, amendments and supplements thereto), (iii) incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Initial Purchaser may designate (including fees of counsel for the Initial Purchaser and their disbursements), (iv) in connection with the application for eligibility for trading of the Securities in the PORTAL trading system, (v) in connection with the printing (including word processing and duplication costs) and delivery of this Agreement, the Indenture, the Registration Rights Agreement, the Preliminary and Supplemental Blue Sky Memoranda and any Legal Investment Survey and the furnishing to the Initial Purchaser and dealers of copies of the Offering Memorandum, including mailing and shipping, as herein provided, (vi) payable to rating agencies in connection with the rating of the Securities, and (vii) incurred by the Company in connection with a "road show" presentation to potential investors;

                  (k) to take all reasonable action that is appropriate or necessary to assure that its offerings of other securities will not be integrated for purposes of the Act with the offerings contemplated hereby;

                  (l) not to solicit any offer to buy or offer to sell Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Act;

                  (m) while the Securities remain outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Act, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, to make available to the Initial Purchaser and any holder of Securities in connection with any sale thereof and any prospective purchaser of Securities, in each case upon request, the information specified in, and meeting the requirements of, Rule 144A(d)(4) ("Rule 144A(d)(4) Information") under the Act (or any successor thereto); and

                  (n) not to take any action prohibited by Regulation M under the Exchange Act (or any successor provision), in connection with the distribution of the Securities contemplated hereby.

         6. The obligations of the Initial Purchaser hereunder to purchase the Securities on the Closing Date are subject to the performance, in all material respects, by each of the Company and the Guarantor of their obligations hereunder and to the following additional conditions:

                  (a) the representations and warranties of each of the Company and the Guarantor contained herein are true and correct on and as of the Closing Date as if made on and as of the Closing Date and each of the Company and the Guarantor shall have complied, in all material respects, with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

                  (b) subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any downgrading, nor shall any notice have been given of (i) any downgrading, (ii) any intended or potential downgrading or (iii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Act;

                  (c) since the respective dates as of which information is given in the Offering Memorandum, except as otherwise stated therein, there shall not have been any material change in the capital stock or long-term debt of any of the Company or the Guarantor or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, prospects, financial position, stockholders' equity or results of operations of the Company or the Guarantor, taken as a whole, otherwise than as set forth or contemplated in the Offering Memorandum, the effect of which in the judgment of the Initial Purchaser makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the Closing Date on the terms and in the manner contemplated in the Offering Memorandum; and neither the Company nor the Guarantor has sustained since the date of the latest audited financial statements included in the Offering Memorandum any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Memorandum;

                  (d) the Initial Purchaser shall have received on and as of the Closing Date a certificate of the Company and the Guarantor signed for the Company and the Guarantor by an executive officer of each of the Company and the Guarantor, with specific knowledge about such Company's or Guarantor's financial matters, respectively, satisfactory to the Initial Purchaser to the effect set forth in subsections (a) and (b) of this Section and to the further effect that there has not occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, prospects, financial position, stockholders' equity or results of operations of the Company and the Guarantor, taken as a whole, from those set forth or contemplated in the Offering Memorandum;

                  (e) Winthrop, Stimpson, Putnam & Roberts, Counsel for the Company, shall have furnished to the Initial Purchaser their written opinion, dated the Closing Date in form and substance satisfactory to the Initial Purchaser, to the effect that:

                           (i) the Company has been duly organized and is
                  validly existing as a corporation in good standing under the laws of Delaware with power and authority to own its properties and conduct its business as described in the Offering Memorandum;

                           (ii) the Company has been duly qualified as a foreign
                  corporation for the transaction of business and is in good standing under the laws of New Jersey;

                           (iii) the Guarantor has been duly organized and is
                  validly existing as a corporation under the laws of its jurisdiction of incorporation with power and authority to own its properties and conduct its business as described in the Offering Memorandum and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of the states of New Jersey, Georgia, Indiana, Texas, and Washington; and all of the outstanding shares of capital stock of the Guarantor have been duly and validly authorized and issued, are fully paid and non-assessable under the corporate laws of Delaware.

                           (iv) to the best of such counsel's knowledge, other
                  than as set forth or contemplated in the Offering Memorandum, there are no legal or governmental investigations, actions, suits or proceedings (i) pending or threatened against or affecting the Company or the Guarantor or any of their respective properties or to which the Company or the Guarantor is or may be a party or to which any property of the Company or the Guarantor is or may be the subject which, if determined adversely to the Company or the Guarantor, could individually or in the aggregate have, or reasonably be expected to have, a material adverse effect on the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the Company and the Guarantor, taken as a whole or (ii) which seek to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Securities in the manner contemplated by the Offering Memorandum or the consummation of the Transactions; to such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others (its being acknowledged that such counsel acts in connection with corporate and securities law matters and are not counsel of record in any litigated matters);

                           (v) this Agreement has been duly authorized, executed
                  and delivered by each of the Company and the Guarantor; the Registration Rights Agreement has been duly authorized, executed and delivered by each of the Company and the Guarantor and is a valid agreement of each of the Company and the Guarantor and, subject to the Creditors' Rights Limitations, is binding and is enforceable in accordance with its terms;

                           (vi) the Guarantee has been duly authorized, executed
                  and delivered by the Guarantor and, and upon delivery to and payment for the Notes by the Initial Purchaser in accordance with the terms of this Agreement, will constitute a valid obligation of the Guarantor and, subject to the Creditors' Rights Limitations, is binding and is enforceable against the Guarantor in accordance with its terms;

                           (vii) the Notes have been duly authorized, executed
                  and delivered by the Company and, when duly authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchaser in accordance with the terms of this Agreement, will constitute valid obligations of the Company entitled to the benefits provided by the Indenture and, subject to the Creditors' Rights Limitations, are binding and are enforceable against the Company in accordance with their terms; and the Securities and the Indenture conform to the descriptions thereof in the Offering Memorandum;

                           (viii) the Indenture has been duly authorized,
                  executed and delivered by the Company and the Guarantor and (assuming the due authorization, execution and delivery by the Trustee) constitutes a valid agreement of the Company and the Guarantor and, subject to the Creditors' Rights Limitations, is binding and is enforceable against the Company and the Guarantor, respectively, in accordance with its terms;

                           (ix) other than the subject matter of subparagraphs
                  (x) and (xiv), the issue and sale of the Securities and the performance by the Company and the Guarantor of their obligations under the Securities, the execution and delivery of this Agreement, the Indenture and the Registration Rights Agreement and the consummation by the Company and the Guarantor of the transactions contemplated hereby and thereby will not conflict with or constitute or result in a breach or a default under or violation of any of (i) the terms or provisions of any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument known to such counsel to which the Company or the Guarantor is a party or by which they or any of their properties is known by such counsel to be bound, (ii) the Certificate of Incorporation or By-Laws of the Company or the Guarantor, or (iii) any applicable statute or, to the best of such counsel's knowledge, any order, rule or regulation of any governmental agency or body having jurisdiction over the Company, the Guarantor or any of their respective properties or any judgment, decree or order of any court to which the Company or the Guarantor is a named party;

                           (x) other than the subject matter of paragraph (xi),
                  to their knowledge, no consent, approval, authorization, order, license, registration or qualification of or with any court or governmental agency or body is required for the issue and sale of the Securities or the consummation of the other transactions contemplated by this Agreement or the Indenture, except as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Initial Purchaser;

                           (xi) no registration under the Act of the Securities
                  is required in connection with the sale of the Securities to the Initial Purchaser as contemplated by this Agreement and the Offering Memorandum or in connection with the initial resale of the Securities by the Initial Purchaser in accordance with Section 2 (including Annex I) of this Agreement, and prior to the commencement of the Exchange Offer (as defined in the Registration Rights Agreement) or the effectiveness of the Shelf Registration Statement (as defined in the Registration Rights Agreement), the Indenture is not required to be qualified under the TIA, in each case assuming
                  (i) that the purchasers who buy the Securities in the initial resales are qualified institutional buyers (as defined in Rule 144A under the Act), non-U.S. Persons (as defined in Rule 902 under the Act) or Accredited Investors, (ii) the accuracy of the Initial Purchaser's representations and those of the Company and the Guarantor contained in this Agreement regarding the absence of a general solicitation in connection with the sale of the Securities to the Initial Purchaser and the initial resales thereof and (iii) the accuracy of the representations made by each Accredited Investor who purchases Securities in the initial resale as set forth in the Offering Memorandum;

                           (xii) the Securities satisfy the requirements set
                  forth in Rule 144A(d)(3) under the Act;

                           (xiii) the statements in the Offering Memorandum
                  under "Business -- Environmental Matters," "Description of Notes," and "Certain U.S. Federal Income Tax Considerations," insofar as such statements constitute a description of the legal matters, documents or proceedings referred to therein, present a fair summary of such legal matters, documents or proceedings;

                           (xiv) on the basis stated below, no facts have come
                  to the attention of such counsel that lead such counsel to believe, except for the financial statements, related financial statement schedules, and other financial and statistical information contained in the Offering Memorandum as to which such counsel expresses no opinion, that the Offering Memorandum, as of its date of issuance and as amended or supplemented, if applicable, as of the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

                           (xv) the Company is not and, after giving effect to
                  the offering and sale of the Securities to be sold and the application of the proceeds from such sale (as described in the Offering Memorandum under the caption "Use of Proceeds") will not be, an "investment company" as defined in the Investment Company Act of 1940, as amended.

                  In rendering such opinions, such counsel may rely (A) as to matters involving the application of laws other than the federal laws of the United States, the corporate law of the State of Delaware and the laws of the State of New York, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (reasonably satisfactory to the Initial Purchaser's counsel) of other counsel, reasonably acceptable to the Initial Purchaser's counsel, familiar with the applicable laws; and (B) as to matters of fact, to the extent such counsel deems proper, on the representations and warranties made by the Company and the Guarantor herein, and certificates and statements of public officials and officers and other representatives of the Company and the Guarantor (and such counsel has not independently verified or investigated, nor does such counsel assume any responsibility for, the factual accuracy or completeness of such representations and warranties or certificates or of such factual statements). The opinion of such counsel for the Company shall state that the opinion of any such other counsel upon which they relied is in form satisfactory to such counsel and, in such counsel's opinion, the Initial Purchaser and they are justified in relying thereon. With respect to the matters to be covered in subparagraph (xiv) above counsel may state that their opinion and belief is based upon their participation in the preparation of the Offering Memorandum and any amendment or supplement thereto, and that since such counsel has not conducted any independent investigation with regard to the information set forth in the Offering Memorandum and any amendment or supple-ment thereto, such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained therein except with respect to the opinions set forth in subparagraph (xiii) above.

                  The opinion of Winthrop, Stimpson, Putnam & Roberts described above shall be rendered to the Initial Purchaser at the request of the Company and shall so state therein.

                  (f) on the date of the issuance of the Offering Memorandum and also on the Closing Date, BDO Seidman, LLP, Coopers & Lybrand L.L.P. and Rich Baker Berman & Co., P.A. shall have furnished to the Initial Purchaser letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, containing statements and information of the type customarily included in accountants "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Offering Memorandum;

                  (g) the Company and the Guarantor shall have executed and delivered the Registration Rights Agreement substantially in the form attached hereto as Annex II;

                  (h) the sale of common stock to Tekni-Plex Partners L.P., a limited partnership organized under the laws of the State of Delaware in the amount of at least $18.2 million shall have occurred; the Company shall have previously executed the New Credit Facility (as defined in the Offering Memorandum) in form and substance reasonably satisfactory to the Initial Purchaser;

                  (i) the Initial Purchaser shall have received on and as of the Closing Date an opinion of Cahill Gordon & Reindel, counsel to the Initial Purchaser, with respect to the validity of the Indenture and the Securities, and such other related matters as the Initial Purchaser may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters; and

                  (j) on or prior to the Closing Date, the Company shall have furnished to the Initial Purchaser such further certificates and documents as the Initial Purchaser shall reasonably request.

         7. Each of the Company and the Guarantor, jointly and severally, agrees to indemnify and hold harmless the Initial Purchaser, each affiliate of the Initial Purchaser which assists the Initial Purchaser in the distribution of the Securities, its officers and directors, and each person, if any, who controls the Initial Purchaser within the meaning of either Section 15 of the Act or
Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including without limitation the legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum (and any amendment or supplement thereto if the Company shall have furnished any amendments or supplements thereto) or any Preliminary Offering Memorandum, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission (i) made in reliance upon and in conformity with information relating to the Initial Purchaser furnished to the Company in writing by the Initial Purchaser expressly for use therein or (ii) contained in the Preliminary Offering Memorandum if the Initial Purchaser was required to and failed to send or deliver a copy of the Offering Memorandum to the person asserting such losses, claims, damages or liabilities on or prior to the delivery of written confirmation of sale of the Securities to such person and such Offering Memorandum would have corrected such untrue statement or omission and it shall have been determined that such losses, claims, damages or liabilities would not have arisen had the Offering Memorandum been delivered or sent.

         The Initial Purchaser agrees to indemnify and hold harmless each of the Company, the Guarantor, their respective directors and officers and each person who controls the Company within the meaning of Section 15 of the Act and Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Initial Purchaser, but only with reference to information relating to the Initial Purchaser furnished to the Company in writing by the Initial Purchaser expressly for use in the Offering Memorandum, any amendment or supplement thereto, or any preliminary offering memorandum.

         If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Person") in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed in writing to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Initial Purchaser, each affiliate of the Initial Purchaser which assists the Initial Purchaser in the distribution of the Securities, its officers and directors and such control persons of Initial Purchaser shall be designated in writing by J.P. Morgan Securities Inc. and any such separate firm for the

Company, the Guarantor, their directors, their officers and such control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested in writing to the chief legal officer or, if no chief legal officer exists, to the chief executive officer of the Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the third sentence of this paragraph, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding or claim effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such Indemnifying Person of the aforesaid request, (ii) a second such written request shall have been sent to and received by the chief legal officer or, if no chief legal officer exists, by the chief executive officer of the Indemnifying Person at least 30 days after the first such request but at least 15 days prior to the date of such settlement, and (iii) with respect to such request, such Indemnifying Person shall not have reimbursed such Indemnified Person for all reasonable fees and expenses of such counsel prior to the date of such settlement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

         If the indemnification provided for in the first and second paragraphs of this Section 7 is unavailable to an Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor on the one hand and the Initial Purchaser on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantor on the one hand and the Initial Purchaser on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor on the one hand and the Initial Purchaser on the other shall be deemed to be in the same respective proportions as the net proceeds from the offering (before deducting expenses) received by the Company and the total discounts and commissions received by the Initial Purchaser, in each case as set forth in the table on the cover of the Offering Memorandum, bear to the aggregate offering price of the Securities. The relative fault of the Company and the Guarantor on the one hand and the Initial Purchaser on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantor or by the Initial Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company, the Guarantor and the Initial Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall the Initial Purchaser be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased by it were offered exceeds the amount of any damages that the Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         The indemnity and contribution agreements contained in this Section 7 and the representations and warranties made as of the date hereof and as of Closing Date of the Company, the Guarantor and the Initial Purchaser set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Initial Purchaser or any person controlling the Initial Purchaser or by or on behalf of the Company, the Guarantor, such Company's officers or directors or any other person controlling the Company and (iii) acceptance of and payment for any of the Securities.

         8. Notwithstanding anything herein contained, this Agreement may be terminated in the absolute discretion of the Initial Purchaser, by notice given to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange or the National Association of Securities Dealers, Inc., (ii) trading of any securities of or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market,
(iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Initial Purchaser, is material and adverse and which, in the judgment of the Initial Purchaser, makes it impracticable to market the Securities on the terms and in the manner contemplated in the Offering Memorandum.

         9. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

         10. If this Agreement shall be terminated by the Initial Purchaser, because of any failure or refusal on the part of any of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any of the Company shall be unable to perform its obligations under this Agreement or any condition of the Initial Purchaser's obligations cannot be fulfilled other than solely by reason of a default by the Initial Purchaser in payment for the Securities on the Closing Date, the Company agrees to reimburse the Initial Purchaser for all out-of-pocket expenses (including the fees and expenses of its counsel) reasonably incurred by the Initial Purchaser in connection with this Agreement or the offering contemplated hereunder.

         11. This Agreement shall inure to the benefit of and be binding upon the Company, the Initial Purchaser, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Securities from the Initial Purchaser shall be deemed to be a successor by reason merely of such purchase.

         12. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Initial Purchaser shall be given to them at the following address: J.P. Morgan Securities Inc., 60 Wall Street, New York, New York 10260; Attention: Syndicate Department. Notices to the Company shall be given to them at the following address: Tekni-Plex, Inc., 201 Industrial Parkway, Somerville, New Jersey 08876; Attention: Patrick Smith; with a copy to Winthrop, Stimson, Putnam & Roberts, One Battery Park Plaza, New York, New York 10004; Attention: Robert W. Gray, Esq.

         13. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

         14. Pursuant to Section 5-1401 of the General Obligations Laws of the State of New York, this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any other conflicts of laws provisions.

         If the foregoing is in accordance with your understanding, please sign and return four counterparts hereof.

                                            Very truly yours,

                                            TEKNI-PLEX, INC.


                                            By: /s/ Kenneth W.R. Baker
                                                ------------------------------
                                                Name:  Kenneth W.R. Baker
                                                Title: President


                                            DOLCO PACKAGING CORP.


                                            By: /s/ Kenneth W.R. Baker
                                                ------------------------------
                                                Name:  Kenneth W.R. Baker
                                                Title: President


Accepted:  April 1, 1997
J.P. MORGAN SECURITIES INC.


By: /s/ Michael Y. Leder
    ------------------------------
    Name:  Michael Y. Leder
    Title: Vice President

                                     ANNEX I


         (A) In addition to offers pursuant to clauses (B)(1) and (B)(2) of paragraph 2(ii) of the Agreement, the Initial Purchaser intends to offer and sell the Securities in accordance with Regulation S under the Act. Accordingly, the Initial Purchaser agrees that neither it, its affiliates nor any persons acting on its or their behalf has engaged or will engage in any directed selling efforts within the meaning of Rule 902 under the Act with respect to the Securities and it and they have complied and will comply with the offering restrictions requirement of Regulation S. The Initial Purchaser agrees that, at or prior to confirmation of sale of Securities (other than a sale pursuant to and in accordance with paragraph 2(ii) of the Agreement to purchasers described in clauses (B)(1) and (B)(2) thereof), it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

                  "The Securities covered hereby have not been registered under the United States Securities Act of 1933, as amended (the "Act"), and may not be offered, sold or delivered within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Act. Terms used above have the meaning given to them by Regulation S."

Terms used in this paragraph have the meanings given to them by Regulation S.

         The Initial Purchaser agrees that it has not entered and will not enter into any contractual arrangement with respect to the distribution or delivery of the Securities in accordance with this paragraph (A), except with its affiliates or with the prior written consent of the Company.

         (B) The Initial Purchaser represents and agrees that (i) it has not offered or sold, and will not offer or sell, in the United Kingdom by means of any document, any Securities other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their business or which it is reasonable to expect will so do, or in circumstances which do not otherwise constitute an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 of Great Britain, (ii) it has complied, and will comply, with all applicable provisions of the Financial Services Act 1986 and any regulation promulgated thereto of Great Britain with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom, and (iii) it has only issued or passed on, and will only issue or pass on, in the United Kingdom, any document received by it in connection with the issuance of the Securities to a person who is of a kind described in Article 11(3) of the Financial Serv-ices Act 1986 (Investment Advertisements) (Exemptions) Order 1995 of Great Britain or is a person to whom such document may otherwise lawfully be issued or passed on.

         (C) The Initial Purchaser agrees that it will not directly or indirectly offer, sell or deliver any of the Securities or distribute any offering memorandum, prospectus or other document or information in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the Securities in such jurisdictions. The Initial Purchaser understands that no action has been taken by the Company to permit a public offering in any jurisdiction outside the United States where action would be required for such purposes. The Initial Purchaser agrees not to cause any advertisement of the Securities to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Securities in any jurisdiction outside of the United States. Without prejudice to the generality of the foregoing, the Initial Purchaser is not authorized to give any information or to make any representation in connection with the offering or sale of the Securities other than those contained in the Offering Memorandum.



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